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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS








                  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-38614 and 333-41352) of Raven Industries, Inc. of our report dated March 12, 2002 relating to the consolidated financial statements of Raven Industries, Inc. as of January 31, 2002, 2001 and 2000 and for the years then ended, which appears in the 2002 Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 12, 2002 relating to the financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 19, 2002